UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2013

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089
(Address of principal executive offices, including ZIP code)

(408) 462-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 11, 2013, Rambus Inc. (the “Company”) announced that Sunlin Chou, P. Michael Farmwald, Harold Hughes and Abraham Sofaer, each a member of the Board of Directors (the “Board”) of the Company, notified the Board  of their respective decisions to retire from the Board, effective the date of the Company’s 2013 Annual Meeting, scheduled for April 25, 2013.  Each director notified the Board of the retirement decision on March 8, 2013.  Dr. Farmwald will transition to the position of an emeritus advisor to the Board in a non-voting capacity.  These individual retirements did not involve any disagreements with the Company.  In addition, pursuant to the provisions of the bylaws of the Company, the Board on March 8, 2013 resolved to decrease the size of the Board from ten to six directors effective upon the retirement of these directors.

(e)  On March 8, 2013, Mr. Hughes entered into a separation agreement with the Company pursuant to which Mr. Hughes would receive certain compensatory benefits in connection with his retirement from the Board and in recognition of his years of service to the Company.  Pursuant to the terms of the agreement, which was approved by the Compensation Committee of the Board, contingent upon his retirement effective the date of the Company’s 2013 Annual Meeting, and provided Mr. Hughes does not revoke his acceptance of the agreement, Mr. Hughes would receive severance benefits consisting of a cash severance payment equal to $500,000, vesting acceleration of 13 months for Mr. Hughes’ outstanding equity awards, and an extension of the post-termination exercise period for his outstanding options, in each case to the earlier of an option’s expiration date or two years from Mr. Hughes’ separation date.  Pursuant to the separation agreement Mr. Hughes would also agree to a customary release of any and all claims.

Item 8.01 — Other Events.

On March 8, 2013, the Board also elected Eric Stang as the Chairperson of the Board.  In addition, the Board approved changes to the composition of the Board committees effective on March 8, 2013 as follows:

Audit Committee: J. Thomas Bentley (Chair), Charles Kissner and David Shrigley

Compensation Committee: Penelope Herscher (Chair) and Charles Kissner

Corporate Governance/ Nominating Committee: Eric Stang (Chair) and David Shrigley

A copy of the press release issued by the Company relating to the matters discussed above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated March 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 11, 2013.